Exhibit 10.3

SUNNOVA ENERGY INTERNATIONAL INC.

2019 LONG-TERM INCENTIVE PLAN

1. Plan. This Sunnova Energy International Inc. 2019 Long-Term Incentive Plan (this “Plan”) was adopted by Sunnova Energy International Inc. to reward and provide incentives to certain employees and directors by enabling them to acquire awards related to shares of common stock of Sunnova Energy International Inc.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Award. Such agreement shall be written except that the Committee may, in its discretion, require or allow that the Participant electronically execute or accept such Award Agreement, or may adopt procedures for deemed acceptance of an Award without formal written or electronic acceptance. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means each of the following:

(i) The acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (iii) of this definition; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) The consummation of a reorganization, share exchange, merger (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv) (1) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer this Plan or (iii) to the extent contemplated hereby, the Board.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Sunnova Energy International Inc., a Delaware corporation.

“Consultant” means any natural person, including an advisor, engaged by the Company or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to the shares of Common Stock subject to a Stock Award other than Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the value of a share, determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Committee determines to be reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Committee determines to be reliable;

(iii) For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) through (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Committee. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Committee in a manner compliant with applicable laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Committee’s sole discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code and that is designated as an Incentive Stock Option by the Committee.

“Nonemployee Director” means a Director who is not an Employee.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Nonqualified Stock Option.

“Participant” means an Employee, Consultant or Nonemployee Director to whom an Award has been made under this Plan.

“Performance Award” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Committee may determine and which will be settled for cash, shares or other securities or a combination of the foregoing under Section 7.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Prior Plans” means the Stock Option Plan of Sunnova Energy Corporation, as thereafter amended and the 2013 Stock Option Plan of Sunnova Energy Corporation.

“Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to the initial public offering of the Company’s Common Stock.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a right to receive a share of Common Stock or the value thereof on such terms and conditions as may be established by the Committee.

“Restriction Period” means a period of time beginning as of the date upon which a Stock Award is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Stock Award is deliverable or no longer restricted or such Stock Award is no longer subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock and Restricted Stock Units. For the avoidance of doubt, a Stock Award does not include an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of Directors.

3. Eligibility. All Employees, Consultants and Nonemployee Directors are eligible for Awards under this Plan in the sole discretion of the Committee.

4. Common Stock Available for Awards.

(a) Subject to the provisions of Section 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 5,229,318 shares of Common Stock, all of which may be granted as Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plans, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for additional Awards hereunder. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under this Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of a stock-settled SAR or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to outstanding Awards, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the option exercise price. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the securities exchange on which Common Stock is principally traded, if any), for equity compensation plans applies. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

(b) Subject to the provisions of Section 14 of the Plan, the number of shares available for issuance under the Plan will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the lesser of (i) a number of shares such that the total number of shares that remain available for additional grants under the Plan equals five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by the Board.

5. Administration.

(a) Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee. To the extent required in order for Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of “non-employee director” set forth in Rule 16b-3 (b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and this Plan may be administered by, the Board.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding the foregoing, except in connection with a transaction involving the Company or its capitalization (as provided in Section 14), the terms of outstanding Awards may not be amended without approval of the stockholders of the Company to (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price per share of the original Options or SARs exceeds the Fair Market Value of one share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR. The Committee may make an Award to an individual who it expects to become an Employee, or Nonemployee Director of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual actually becoming an Employee or Nonemployee Director, as applicable, within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or the Board or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. To the extent allowed by applicable law, the Committee may delegate to the Chief Executive Officer, to other senior officers of the Company or to other committees of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

7. Employee Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including any treatment upon a Change in Control, and shall be accepted by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company, its Affiliates and Subsidiaries, achievement of specific performance or business objectives. Upon the termination of service with the Company, its Affiliates and Subsidiaries of a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(a) Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which a share of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee. Only Employees may be granted Incentive Options. The term of Options shall not exceed ten years from the date of grant; provided, however, if the term of a Nonqualified Stock Option expires when trading in the Common Stock is prohibited by applicable law or at a time in which there is a blackout period or restriction period under the Company’s insider trading policy or practices (as then in effect), then the term of such Nonqualified Stock Option shall expire on the 30th day after the expiration of such prohibition.

(b) Stock Appreciation Right. An Award may be in the form of a SAR. The per share strike price for a SAR shall be not less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs, whether the SAR will be settled in cash or stock and the date or dates upon which they become exercisable, shall be determined by the Committee. The term of SARs shall not exceed ten years from the date of grant; provided, however, if the term of a SAR expires when trading in the Common Stock is prohibited by applicable law or at a time in which there is a blackout period or restriction period under the Company’s insider trading policy or practices (as then in effect), then the term of such SAR shall expire on the 30th day after the expiration of such prohibition.

(c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The amount of cash or shares payable or vested pursuant to Performance Awards may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

8. Director Awards. The Committee may grant Awards to Nonemployee Directors from time to time in accordance with this Section 8. Such Awards may consist of the forms of Award described in Section 7, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Section 7. No Nonemployee Director may be granted during any calendar year Awards having a fair value determined on the date of grant when added to all cash compensation paid to the Nonemployee Director (in his capacity as Nonemployee Director) during the same calendar year in excess of $500,000.

9. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b) Dividends and Dividend Equivalents. In the discretion of the Committee, rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by foregoing the delivery of shares of Common Stock otherwise deliverable upon the exercise of the Option or by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

11. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

13. Assignability.

(a) Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

(b) Subject to approval by the Committee in its sole discretion, other than with respect to Incentive Options, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment of such cash or property as shall be determined by the Committee in its sole discretion, which for the avoidance of doubt in the case of Options or SARs (whether stock- or cash-settled) shall be the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the Option or SAR on such date over the aggregate exercise price of such Award; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award. No adjustment or substitution pursuant to this Section 14 shall be made in a manner that results in noncompliance with Section 409A of the Code, to the extent applicable.

15. Change in Control. The consequences of a Change in Control on any outstanding Award shall be determined by the Committee and may be reflected in the applicable Award Agreement, or may be as provided in an individual severance or employment agreement to which a Participant is a party.

16. Restrictions.

(a) No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the Securities and Exchange Commission, the stock exchange on which shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(b) It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to individuals subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement and that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Committee may also impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant, other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, or the exercise of Options and SARs, including without limitation, restrictions under an insider trading policy.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

20. Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, which clawback policy may provide for forfeiture, repurchase or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures.

21. No Right to Employment or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Nonemployee Director for re-election by the Company’s stockholders. In accepting the Award under the Plan, each Participant acknowledges that:

(a) The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement.

(b) The Award is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future; future awards, if any, will be at the sole discretion of the Company.

(c) The Participant is voluntarily participating in the Plan.

(d) An Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Employer, and which is outside the scope of the Participant’s employment contract, if any.

(e) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

(f) The Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award will not be interpreted to form an employment contract with any Subsidiary.

(g) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time, as may be permitted under local law.

(h) The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.

(i) If the Award vests and the Participant obtains shares of Common Stock, the value of those shares acquired may increase or decrease in value.

(j) In consideration of the grant of an Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or shares of Common Stock acquired upon settlement of the Award resulting from termination of the Participant’s employment (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and his employer (if different) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant will be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

(k) Except as may be expressly provided otherwise in the applicable Award Agreement, in the event of involuntary termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive the Award and vest under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to receive shares of Common Stock pursuant to an Award after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by a notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the award of the Award.

(l) Except as provided in the Plan, the Award and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

22. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company by merger, consolidation or otherwise. For the avoidance of doubt, nothing contained in the Plan is intended to amend or abrogate a Participant’s rights under an employment agreement with the Company.

23. Non-United States Participants. The Board or Committee may grant Awards to individuals outside the United States under such terms and conditions as may, in the judgment of the Board or Committee, as applicable, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, neither the Board nor the Committee may take any actions under this Plan, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code or any other applicable law.

24. Effectiveness. This Plan, as approved by the Board on July 10, 2019, shall be effective as of the Registration Date. This Plan shall continue in effect for a term of ten years after the Registration Date, unless sooner terminated by action of the Board. The Plan was approved by the holders of a majority of shares of Common Stock effective as of July 24, 2019.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ William J. Berger
Name:	William J. Berger
Title:	Chairman of the Board, President and Chief Executive Officer